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                                                                   EXHIBIT 23(a)





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

K-V Pharmaceutical Company
St. Louis, Missouri



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports, dated May 23, 2003, relating to the consolidated financial statements and schedule of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman LLP
---------------------------
BDO Seidman LLP


Chicago, Illinois
October 8, 2003